UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017 (April 24, 2017)
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SITO MOBILE, LTD.
(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2017, the Executive Committee of the Board of Directors (the “Board”) of SITO Mobile, Ltd., a Delaware corporation (the “Company”), acting pursuant to authority delegated to such committee, appointed Jon Lowen to serve as the Chief Operating Officer of the Company (“COO”), Michael Blanche to serve as the Chief Technology Officer of the Company (“CTO”), and Adam Meshekow to serve as the Chief Revenue Officer of the Company, effective immediately.

Mr. Lowen, age 30, as COO of the Company, is responsible for the growth of the Company’s technology products, business strategies and operational teams who oversee the day-to-day advertising and data campaigns. Since August 2014, Mr. Lowen served as the Company’s Executive Vice President of Operations and Product Development. Prior to joining the Company, from October 2012 to July 2014, he ran operations at DoubleVision Networks, a mobile demand side platform. Mr. Lowen spent his entire career in the advertising technology space. From May 2008 to December 2011, he worked at Outdoor Hub, LLC, now known as Carbon Media Group, the largest outdoor sports digital media company, as the Director of Publisher Accounts, then as Director of Ad Operations and, later, as Chief Operating Officer. Mr. Lowen holds a Bachelor’s Degree in Economics from The University of Michigan.

Additional information about Mr. Lowen can be found in the press release issued by the Company on April 25, 2017, a copy of which is attached hereto as Exhibit 99.1.

Mr. Blanche, age 30, as CTO of the Company, is responsible for leading the next phase of innovation and growth for the Company, focusing on identifying opportunities and developing technology that result in a competitive advantage and deliver return on investment. After joining the Company in 2015, Mr. Blanche served as the Company’s Senior Vice President of Technology & Innovation. Prior to SITO, from July 2013 to February 2015, he served as Head of Product at Momentum, a successful SaaS based education platform. From Jun 2010 to July 2012 he served as Head of Operations at Comsite building a cloud based safety platform. In March 2017, he was part of the group to advise and develop the Location Based Advertising Measurement Guidelines issued by the Media Rating Council. Mr. Blanche received his Bachelor of Commerce for Business Innovation and Digital Media from the University of Wollongong, Australia in 2010.

Additional information about Mr. Blanche can be found in the press release issued by the Company on April 26, 2017, a copy of which is attached hereto as Exhibit 99.2.

Mr. Meshekow, age 30, as CRO of the Company, will assume responsibility for all existing and new revenue streams. Mr. Meshekow has spent his entire career in digital marketing. Prior to joining the Company in February 2014, he was responsible for mobile marketing and brand management at Toys “R” Us, the largest global toy and juvenile products-focused retailer. Mr. Meshekow joined Toys“R”Us in 2010.  Mr. Meshekow serves on the Advisory Board of Kiip, a privately held mobile engagement platform. Mr. Meshekow holds a B.S. from Roger Williams University’s Mario J. Gabelli School of Business.

Additional information about Mr. Meshekow can be found in the press release issued by the Company on April 26, 2017, a copy of which is attached hereto as Exhibit 99.2.

In connection with his appointment as COO, Mr. Lowen received stock options to purchase 75,000 shares of the Company’s common stock; Mr. Blanche received stock options to purchase 100,000 shares of the Company’s common stock in connection with his appointment as CTO; and Mr. Meshekow received stock options to purchase 125,000 shares of the Company’s common stock in connection with his appointment as CRO. The stock options granted to each of Messrs. Lowen, Blanche and Meshekow are exercisable at a price of $2.76 over a term of seven years and vest in annual 1/3 increments over three years, with the first 1/3 vested upon grant.

In connection with the appointments, each officer will receive increases in their base salary. Mr. Lowen will receive a base salary of $260,000, Mr. Meshekow will receive a base salary of $250,000, and Mr. Blanche will receive a base salary of $220,000. Messrs. Lowen and Meshekow, who were previously included in the Company’s 2017 Executive Incentive Plan (the “Plan”), received an adjustment in such participation, which adjustment will take effect commencing on the date of appointment. Mr. Blanche who was not previously included in the Plan, became eligible under the Plan. Under the Plan, each officer is eligible for an annual cash bonus and an equity grant, based upon certain revenue and EBITDA performance thresholds set by the Company’s Board (the “Target Performance”). Effective as of the date of appointment, the target cash bonus for Mr. Lowen is 50% of his base salary, the target cash bonus for Mr. Meshekow is 50% of his base salary, and the target cash bonus for Mr. Blanche is 40% of his base salary. Seventy percent of the target cash bonus is payable if threshold performance of 70% of the Target Performance is achieved, 100% of the target cash bonus is payable if the Target Performance is reached, with 140% of the cash bonus paid if 140% of the Target Performance is achieved. The equity grant component of the Plan for Messrs. Lowen and Meshekow provides for the grant of a maximum of 28,000 performance stock options to each officer, with the number of performance options to be received by each of the officers based upon the achievement of the Target Performance. Mr. Blanche is not eligible for a performance based equity grant. The performance options are exercisable at a price of $2.76 and vest in annual 1/3 increments over three years..

Item 8.01	Other Events.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description
99.1	Press Release issued by SITO Mobile, Ltd. on April 25, 2017 (filed herewith).

99.2	Press Release issued by SITO Mobile, Ltd. on April 26, 2017 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: April 28, 2017	/s/ Richard O’Connell Jr.
Name: Richard O’Connell Jr. Title: Interim CEO

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by SITO Mobile, Ltd. on April 25, 2017 (filed herewith).

99.2	Press Release issued by SITO Mobile, Ltd. on April 26, 2017 (filed herewith).